Exhibit 99.1

System1 Announces Fourth Quarter and Full Year 2024 Financial Results

Fourth Quarter Financial Highlights:
•Revenue Decreased 21% Over Prior Year to $75.6 million
•Gross Profit Increased 28% Over Prior Year to $31.8 million
•Adjusted Gross Profit Increased 19% Over Prior Year to $44.7 million
•GAAP Net Loss Decreased 29% Over Prior Year to $18.0 million
•Adjusted EBITDA Increased 79% Over Prior Year to $17.9 million

Fiscal Year 2024 Results:
•Revenue Decreased 14% Over Prior Year to $343.9 million
•Gross Profit Decreased 2% Over Prior Year to 101.3 million
•Adjusted Gross Profit Decreased 1% Over Prior Year to $152.3 million
•GAAP Net Loss Decreased 13% Over Prior Year to $97.3 million
•Adjusted EBITDA Increased 32% Over Prior Year to $38.6 million

LOS ANGELES, CA – March 10, 2025 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), an omnichannel customer acquisition marketing platform, today announced its financial results for the fourth quarter and full year 2024.

"System1 closed out 2024 on a strong note, achieving solid growth in Adjusted Gross Profit and Adjust EBITDA. Our team remains committed to strong execution and delivering value for our partners and customers,” said Michael Blend, System1’s Co-Founder & Chief Executive Officer. “Looking ahead to 2025, we remain cautiously optimistic as we continue to navigate shifting marketing conditions. Our focus on disciplined expense management and strategic investments is positioning System1 for long-term, sustainable growth."

Tridivesh Kidambi, Chief Financial Officer of System1, added, "We ended 2024 demonstrating financial discipline and operational efficiency in a volatile market. Throughout the year, we remained focused on optimizing our cost structure, enhancing monetization strategies, and driving profitability. As we move into 2025, we are cautiously optimistic about the opportunities ahead. Additionally, we are actively working to optimize our capital structure to ensure we are well-positioned for long-term growth and shareholder value creation."

Note: Unless otherwise noted, comparative financial results reflect the divestiture of Total Security Limited, the Company's anti-virus subscription business, which was completed on November 30, 2023. Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Fourth Quarter Business Highlights

•RAMP platform continues to see major improvements from automation and AI initiatives, with a 500%+ increase in the number of campaign launches year-over-year in Q4 2024.
•CouponFollow.com continued strong forward momentum with a 129% year-over-year increase in organic sessions in Q4 2024, as well as continued expansion of key merchant relationships.
•In October 2024 and February 2025, the Company renewed both of its advertising arrangements with Google. The new agreements have termination dates in 2027.

First Quarter 2025 Guidance

The Company expects for the first quarter of 2025:
•Revenue between $69 million and $71 million
•Gross Profit between $25 million and $27 million
•Adjusted Gross Profit between $38 million and $40 million
•Adjusted EBITDA between $9 million and $11 million

In reliance on the unreasonable efforts exception for forward-looking information provided under Regulation S-K, the Company is not reasonably able to provide a quantitative reconciliation of Adjusted Gross Profit and Adjusted EBITDA to the most directly comparable GAAP financial measures without unreasonable effort due to uncertainties regarding stock-based compensation, taxes and other potential adjustments. The variability of these items could have an unpredictable, and potentially significant, impact on the Company's future GAAP financial results. For the first quarter of 2025, the Company expects interest expense in the range of $7.0 million to $7.5 million, depreciation and amortization expense in the range of $20.5 million to $21.0 million, and acquisition and restructuring costs to be in the range of $2.5 million to $3.0 million.

The Company's achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in its filings with the U.S. Securities and Exchange Commission. The outlook does not take into account the impact of any unanticipated developments in the business or changes in the operating environment.

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1's RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1's future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1's actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1's business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) The performance of our responsive acquisition marketing platform, or RAMP; (4) changes in customer demand for our services and our ability to incorporate to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; and (11) our ability to protect our intellectual property rights; (12) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1's independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1's management and board of directors to measure the operational strength and performance of its core business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, deferred compensation, gain (loss) on extinguishment of debt, non-cash revaluation of warrant liability and acquisition and restructuring costs.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1's industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1's business. System1's presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Consolidated Statements of Operations
(in thousands)

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2024	2023	2024	2023
Revenue	$75,595	$96,120	$343,925	$401,971
Operating expenses:
Cost of revenue (excluding depreciation and amortization)	30,894	58,550	191,561	248,745
Salaries and benefits	25,915	24,609	113,512	106,505
Selling, general, and administrative	10,457	12,303	47,346	54,307
Depreciation and amortization	20,232	19,737	80,107	78,403
Total operating expenses	87,498	115,199	432,526	487,960
Operating loss	(11,903)	(19,079)	(88,601)	(85,989)
Other expense (income):
Interest expense, net	7,764	11,956	31,562	48,745
Gain on extinguishment of debt	—	—	(20,109)	—
Loss on extinguishment of related-party debt	—	1,385	—	2,004
Change in fair value of warrant liabilities	(915)	1,764	(2,386)	(5,109)
Total other expense, net	6,849	15,105	9,067	45,640
Loss before income tax	(18,752)	(34,184)	(97,668)	(131,629)
Income tax benefit	(729)	(8,757)	(370)	(20,371)
Net loss from continuing operations	(18,023)	(25,427)	(97,298)	(111,258)
Net loss from discontinued operations, net of tax	—	(11,105)	—	(174,327)
Net loss	(18,023)	(36,532)	(97,298)	(285,585)
Less: Net loss from continuing operations attributable to non-controlling interest	(3,862)	(7,002)	(22,625)	(25,531)
Less: Net loss from discontinued operations attributable to non-controlling interest	—	(1,901)	—	(32,833)
Net loss attributable to System1, Inc.	$(14,161)	$(27,629)	$(74,673)	$(227,221)

Exhibit 99.1

Consolidated Balance Sheets
(In thousands, except for par values)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$63,607	$135,343
Restricted cash, current	3,970	3,813
Accounts receivable, net	62,916	56,093
Prepaid expenses and other current assets	3,984	6,754
Total current assets	134,477	202,003
Restricted cash, non-current	371	4,294
Property and equipment, net	2,104	3,084
Internal-use software development costs, net	14,436	11,425
Intangible assets, net	222,341	297,001
Goodwill	82,407	82,407
Operating lease right-of-use assets	2,644	4,732
Other non-current assets	349	524
Total assets	$459,129	$605,470
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,401	$9,499
Accrued expenses and other current liabilities	76,200	59,314
Operating lease liabilities, current	2,089	2,333
Debt, net	16,405	15,271
Total current liabilities	105,095	86,417
Operating lease liabilities, non-current	1,365	3,582
Long-term debt, net	255,118	334,232
Warrant liability	302	2,688
Deferred tax liability	6,199	8,307
Other non-current liabilities	6,054	929
Total liabilities	374,133	436,155
Stockholders’ equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 73,653 and 65,855 Class A shares issued and outstanding as of December 31, 2024 and 2023, respectively	7	7
Class C common stock - $0.0001 par value; 25,000 shares authorized, 18,704 and 21,513 Class C shares issued and outstanding as of December 31, 2024 and 2023, respectively	2	2
Additional paid-in capital	863,033	843,112
Accumulated deficit	(782,335)	(707,662)
Accumulated other comprehensive loss	(443)	(181)
Total stockholders' equity attributable to System1, Inc.	80,264	135,278
Non-controlling interest	4,732	34,037
Total stockholders' equity	84,996	169,315
Total liabilities and stockholders' equity	$459,129	$605,470

Exhibit 99.1

The following tables reconcile net loss to Adjusted EBITDA for the periods presented (in millions):

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2024	2023	2024	2023
Net loss from continuing operations	$(18.0)	$(25.4)	$(97.3)	$(111.3)
Plus:
Income tax benefit	(0.7)	(8.8)	(0.4)	(20.4)
Interest expense	7.8	12.0	31.6	48.7
Depreciation and amortization	20.2	19.7	80.1	78.4
Other expense	(0.1)	0.2	(0.1)	1.0
Stock-based compensation & distributions to members	4.6	5.8	15.8	21.2
Gain on extinguishment of debt	—	—	(20.1)	—
Loss on extinguishment of related-party debt	—	1.4	—	2.0
Non-cash revaluation of warrant liability	(0.9)	1.8	(2.4)	(5.1)
Acquisition and restructuring costs	5.0	3.3	31.4	14.7
Adjusted EBITDA	$17.9	$10.0	$38.6	$29.2

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	For The Three Months Ended December 31,		For The Year Ended December 31,
	2024	2023	2024	2023
Revenue	$75.6	$96.1	$343.9	$402.0
Less: Cost of revenue (excluding depreciation and amortization)	(30.9)	(58.6)	(191.6)	(248.7)
Less: Depreciation and amortization related to cost of revenue	(12.9)	(12.6)	(51.0)	(49.9)
Gross profit	31.8	24.9	101.3	103.4
Add: Depreciation and amortization related to cost of revenue	12.9	12.6	51.0	49.9
Adjusted Gross Profit	$44.7	$37.5	$152.3	$153.3

Investors:
Brett Milotte
ICR, Inc.
Brett.milotte@icrinc.com